focused 4 Q 1 6 E a r n i n g s C o n f e r e n c e C a l l S u p p l e m e n t a l P r e s e n t a t i o n J a n u a r y 2 6 , 2 0 1 7 Exhibit 99.2

2 Safe Harbor To the extent that statements in this PowerPoint presentation relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. The Company’s actual strategies, results and financial condition in future periods may differ materially from those currently expected due to various risks and uncertainties. Forward- looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements. Consequently, no forward-looking statement can be guaranteed. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason. This PowerPoint presentation supplements information contained in the Company’s earnings release dated January 26, 2017, and should be read in conjunction therewith. The earnings release may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then “Financial Information” and then “Press Releases.” Non-GAAP Financial Measures This PowerPoint presentation contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses core non-GAAP financial metrics (“Core”) in their analysis of the Company’s performance to identify core revenues and expenses in a period that directly drive operating net income in that period. These Core measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefits associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Reference is made to “Non-GAAP Financial Measures” and “Caution About Forward Looking Statements” in the earnings release which also apply to certain disclosures in this PowerPoint presentation. Safe Harbor And Non-GAAP Financial Measures

3 4Q16 Highlights • Total and core revenues down $8 million, or 4%, primarily due to seasonal slowdown in fee income businesses • Net interest margin and cash margin declined 19 and 15 basis points, respectively, on a linked quarter basis • Eight basis points of margin decline due to increased cash/liquidity resulting from record 4Q16 deposit growth • Non-interest income decreased 11% on a linked quarter basis, primarily due to lower mortgage income as a result of the seasonal decline in the mortgage locked pipeline Client Growth Revenues Expenses High Quality Focus • Period-end total loan growth of 1% in 4Q16; 4% annualized growth rate • Period-end legacy loan growth of 2%; 9% annualized growth rate • Period-end and average deposits each up 5%; non-interest bearing deposits up 3% and 6%, respectively • Quarterly organic deposit growth of $886 million – strongest organic deposit growth in our Company’s history • Originated/renewed $936 million in loans in 4Q16, down 4% on a linked quarter basis • Non-performing assets decreased $12 million, or 4%, as energy loan resolution “conveyor belt” progresses • Energy loans declined to 3.7% of total loans and energy-related reserves were 4.2% of total energy loans • Total “risk-off trade” in energy, indirect auto, and Acadiana-based loans now down $797 million cumulatively • Remain very asset-sensitive and well positioned for increase in interest rates; slight benefit in 4Q16 • 64% of 4Q16 originations/renewals were floating rate; at 12/31/16, 56% of total loan portfolio has floating rates • Total expenses increased $13 million, or 10%, and core expenses decreased $5 million, or 3% • Termination of FDIC loss share agreements resulted in a non-core pre-tax charge of $18 million, or $0.28 per common share on an after-tax basis • Good expense control, resulting in stable core tangible efficiency ratio of approximately 60% Other • Non-core tax benefit of $7 million in 4Q16 as a result of 2015 tax return filing, or $0.16 per common share • Issued and sold $280 million in common stock; one-month cost of carry of $0.03 per common share in 4Q16

4 $- $2 $4 $6 $8 $10 $12 $14 $16 2Q 13 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 3Q 16 4Q 16 $2 $2 $5 $2 $5 $6 $6 $5 $9 $5 $12 $15 $12 $12 $5 $8 $7 $1 ($ i n M ill io ns ) Provision Net Charge-Offs - Energy Net Charge-Offs - Non-Energy Notable Items of Interest In 4Q16 • In 4Q16, loan growth was slower, and deposit growth was significantly greater, than expected • Energy issues have crested as evidenced by decline in energy-related NPAs and net-charge-offs • Overall improvement in consolidated credit quality resulted in a $7 million decline in the loan loss provision on a linked quarter basis • Full year provision of $44 million • No energy-related interest accrual reversals in 4Q16 • Non-core items in 4Q16: –No meaningful non-interest income items – Termination of FDIC loss share agreements was the primary non-core non-interest expense item in 4Q16, which equated to a $17.8 million pre-tax cost (unfavorable $0.28 EPS) – Tax benefit of $6.8 million (favorable $0.16 EPS) • Notable items unfavorably impacted 4Q16 EPS by two cents Highlights Dollars in millions Provision And Charge-Offs Note: Total loans increased 75% during this time period Notable Items In 4Q16 Impact on 4Q 6 Results - Better/(Worse) (Dollars in Millions) Non- Interest Income Non- Interest Expense Income Taxes at 35% Net Income Fully Diluted EPS Lower Health Care Costs 2.7$ (0.9)$ 1.8$ 0.04$ FDIC Insurance Premium Expense Reduction 1.3 (0.5) 0.8 0.02 Phanto Stock Incentives Due To Share Price (1.5) 0.5 (1.0) (0.02) Reserve For Unfunded Commitments (1.1) 0.4 (0.7) (0.01) Mortgage Market Volatility (1.4)$ 0.5 (0.9) (0.02) Common Stock Raise Cost of Carry (0.03) Total Impact In 4Q16 (1.4)$ 1.4$ -$ -$ (0.02)$

5 $- $50 $100 $150 $200 $250 $300 $350 $400 2012 2013 2014 2015 2016 $27 $25 $33 $52 $82 $31 $29 $43 $69 $86 $38 $35 $55 $70 $85 $37 $40 $55 $79 $81 Q ua rt er ly C or e P re -P ro vs io n Pr e- Ta x ($ in m ill io ns ) 4Q 3Q 2Q 1Q $134 $129 $186 $270 $335 +44% +24% +45% GAAP EPS 4Q16 Summary EPS Results • Income available to common shareholders of $44 million, down less than 1%, compared to 3Q16 • 4Q16 GAAP EPS of $1.04, down 4% compared to 3Q16 and 4Q15 • 4Q16 Core EPS of $1.16, up 7% compared to 3Q16 • Provision decreased $7 million on a linked quarter basis • 4Q16 Core Pre-Tax Pre-Provision EPS of $1.92, down 7% linked quarter, and down 1% compared to 4Q15 • 4Q16 Core ROA of 0.94% and Core ROTCE of 10.75% CORE EPS CORE Pre-Provision Pre-Tax Highlights $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 2012 2013 2014 2015 2016 $0.66 $0.02 $0.75 $0.75 $0.97 $0.43 $0.53 $0.53 $0.79 $1.21 $0.73 $0.78 $0.92 $1.03 $1.08 $0.79 $0.86 $1.07 $1.08 $1.04 Q ua rt er ly E PS 4Q 3Q 2Q 1Q $2.59 $2.20 $3.30 $3.68 -15% +50% +12% $4.30 +17% $0.00 $0.50 $1.00 $1.50 $2.00 $2.50 $3.00 $3.50 $4.00 $4.50 2012 2013 4 2015 2016 $0.62 $0.74 $0.73 $0.95 $1.01 $0.54 $0.69 $0.89 $1.05 $1.18 $0.83 $0.83 $1.04 $1.07 $1.08 $0.80 $0.87 $1.05 $1.11 $1.16 Qu ar te rly C or e EP S 4Q 3Q 2Q 1Q $2.74 $3.12 $3.72 $4.18 +14% +19% +12% +6% $4.43 Note: Excludes the impact of preferred stock dividends

6 2016 Highlights Compared To 2015 • Year-end asset growth of $2.2 billion, or 11% • Year-end loan growth of $738 million, or 5%, including: – Legacy loan growth of $1.5 billion, or 13% – Acquired loans declined $767 million, or 24% – Energy-related loans declined $120 million, or 18% – Indirect automobile loans declined $115 million, or 47% • Originated $3.8 billion in loans (up 10%) with total commitments of $5.2 billion (up 7%) • Year-end deposit growth of $1.2 billion, or 8%, including: – Non-interest bearing deposit growth of $577 million, or 13% – NOW account growth of $340 million, or 11% – Money market growth of $209 million, or 3% • Year-end shareholders’ equity growth of $441 million, or 18% • Year-end market capitalization of $3.8 billion, or growth of $1.5 billion, or 66% • Total tax-equivalent revenues of $893 million, up $76 million, or 9% • T/E net interest income growth of $62 million, or 10%, with only a two basis point margin decline • GAAP earnings growth of $36 million, or 25%, and EPS growth of 17% • Core earnings growth of $22 million, or 14%, and core EPS growth of 6% • Total cash dividends to common and preferred shareholders of $67 million, up 22%

7 Client Growth • Total period-end loan growth of $140 million, or 1% vs. 9/30/16 • Acquired loans declined $141 million, or 6%, and aggregate “risk off” assets declined $70 million during 4Q16 • Legacy loans grew $282 million, or 2% (9% annualized rate) • 4Q16 loan originations of $936 million, down 4% versus 3Q16 Loan Highlights Dollars in millions Deposits – Period-End And Average GrowthLoans – Period-End Growth Deposit Highlights • Period-end total deposits grew $886 million, or 5%, vs. 9/30/16 • Average total deposits grew $817 million, or 5% vs. 3Q16 • Very strong growth in non-interest bearing deposits, up $141 million, or 3%, on a period-end basis and up $264 million, or 6%, on an average balance basis $(300) $(200) $(100) $- $100 $200 $300 $400 $500 $600 All Other Legacy Indirect Auto Energy Acquired $343 $(23) $(38) $(141) $519 $(28) $(62) $(227) $557 $(31) $(70) $(185) $320 $(33) $51 $(214) $485 $(35) $(39) $(201) 4Q15 1Q16 2Q16 3Q16 4Q16 $(600) $(400) $(200) $- $200 $400 $600 $800 Interest Bearing (Average) Interest Bearing (P-E) Non-Interest Bearing (Average) Non-Interest Bearing (P-E) $553 $744 $264 $141 $(44) $412 $142 $248 $(41) $(454) $76 $55 $(276) $(50) $(72) $132 1Q16 2Q16 3Q16 4Q16

8 Revenues – Net Interest Income HighlightsQuarterly Yield/Cost Trend Drivers Of Change In Margin • Tax-Equivalent net interest income down $1.7 million, or 1% • Tax-Equivalent net interest margin down 19 basis points and cash margin down 15 basis points on a linked quarter basis • Approximately eight basis points of the margin decline was the result of increased cash and liquidity during 4Q16 and five basis points due to higher deposit costs (primarily due to change in mix) • Average earnings assets increased $827 million, or 4%, driven primarily by $298 million in average legacy loan growth and $724 million growth in investment securities and other liquid assets Dollars in millions 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% Cash Margin Net Interest Margin Interest Bearing Deposits Investments Loans & Loss Share Receivable 3.16% 3.34% 0.50% 2.09% 4.31% 3.31% 3.53% 0.44% 2.09% 4.39% 3.41% 3.61% 0.42% 2.18% 4.43% 3.48% 3.64% 0.42% 2.25% 4.45% 3.38% 3.64% 0.43% 2.21% 4.44% 4Q15 1Q16 2Q16 3Q16 4Q16 Net Interest Income Net Interest ($ in Millions) Margin 163.4$ 3Q16 3.53% 1.6 Bond Portfolio Purchases -0.02% 0.4 Higher Cash Balances -0.06% 2.0 Excess Liquidity Impact -0.08% (2.3) Higher Deposit Costs -0.05% 3.6 Legacy Loan Volume Increase/Higher Resets 0.02% (1.2) Full Quarter Impact of 3Q16 Non-Accruals -0.02% (4.0) Lower Acquired Loan Portfolio -0.05% 0.0 Change In Number of Business Days 0.00% 0.2 All Other Factors -0.01% 161.7$ 4Q16 3.34%

Revenues – *Interest Rate Risk*

Highlights

- Asset-sensitive from an interest rate risk perspective
- The degree of asset-sensitivity is a function of the reaction of competitors to changes in deposit pricing
- The level of asset sensitivity has increased over time
- Forward curve has a positive impact on net interest income over 12-month period
- Estimated impact of the next 25 basis point increase in the Federal Funds Rate would equate to a $0.05 increase in quarterly EPS

12-Month Net Interest Income Scenarios



% Change In NII From Base
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
-2.0%
-4.0%
-6.0%
-8.0%
-100 Bps
-7.9%
+100 Bps
6.1%
+200 Bps
11.8%
Blue Chip
1.9%
Forward Curve
1.4%
Flattening Curve
3.8%
Steepening Curve
1.9%
1Q16
2Q16
3Q16
4Q16

Assets

- Loans: 44% fixed and 56% floating
- Adjustable loans composition:
  - Prime-based 42%
  - LIBOR-based 55%
  - All other 3%
- Most LIBOR-based loans are priced off of 30-Day LIBOR
- Approximately $700 million in loans with an average floor that is 50 basis points above the corresponding rate index
- Bond portfolio had an effective duration of 3.8 years

Liabilities

- Non-interest-bearing equated to 28% of total deposits
- Non-interest-bearing deposits up $141 million, or 3%, on a period-end basis, and up $264 million, or 6%, on an average balance basis
- Interest-bearing deposit cost of 0.50%, up six basis points from 3Q16
- No significant change in deposit rates since Fed Funds move in 4Q16, but mix has changed slightly
- Cost of interest-bearing liabilities increased four basis points to 0.57%

9

IBERIABANK Corporation

10 Revenues – Non-Interest Income • No meaningful non-core income in 4Q16, so change in income was due to core income changes • Core non-interest income declined $6.6 million, or 11%, compared to 3Q16:  Mortgage income decreased $5.7 million, or 26%  Title revenues decreased $0.7 million, or 11%  Brokerage and client swap income decreased $0.9 million on a linked quarter basis  Capital markets income was up $0.6 million on a linked quarter basis HighlightsDrivers Of Non-Interest Income Change Quarter-Over-Quarter Dollars in millions $50.0 $52.0 $54.0 $56.0 $58.0 $60.0 $62.0 Core Non- Interest I c me 3Q16 Capital Markets Income Mortgage Income Brokerage commission and Swap Income Title Revenues All Other Core Income Core Non- Interest Income 4Q16 Total Non- Core Income Total Non- Interest Income 4Q16 $53.2 $59.8 $0.6 ($5.7) ($0.9 ) ($0.7) $0.0 $53.2 $ in Millions

11 $- $50 $100 $150 $200 $250 $300 $350 $400 $450 M or tg ag e Lo an Lo ck ed P ip el in e ($ in M ill io ns ) 2017 2016 2015 2014 2013 2012 Revenues – Mortgage Income Highlights Volume Trends Mortgage Income Trends • Mortgage income of $16.1 million, down $5.7 million, or 26%:  Loan originations down 23% to $538 million in 4Q16  Sales volume of $583 million (down 17% versus 3Q16)  Excluding $1.4 million of market volatility losses described below, $4.3 million lower net gains on sales due to lower sales volumes and margins  Hedging losses of $1.4 million due to post-election interest rate volatility in the 10-year U.S. Treasury Dollars in millions Mortgage Weekly Locked Pipeline -$5.0 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $20.6 $16.8 $19.9 $26.0 $22.9 $16.1 -$1.1 $ i n M ill io ns Mortgage Non-Interest Income HFI Adjustment $0 $100 $200 $300 $400 $500 $600 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $283 $227 $345 $345 $282 $166 $202 $166 $193 $230 $211 $157 $ in Mi llio ns Pipeline and Loan HFS Volumes (Period End) Pipeline Loans HFS $493$538 $393 $485 $575 $323$0 $200 $400 $600 $800 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $720 $558 $516 $709 $699 $538 $726 $597 $488 $673 $706 $583 $ in Mi llio ns Volumes of Mortgage Loans Originated and Sold Originations Sold

12 Expense Control • Total core revenues were down $8.3 million, or 4%, compared to 3Q16 while core expenses were down $4.6 million, or 3%, over that period • Our core tangible efficiency ratio remained at 60% in 4Q16, essentially unchanged from 3Q16 • Notable items included lower health care costs and mortgage commissions partially offset by higher provision for unfunded commitments and phantom stock expenses due to our share price increase Highlights Efficiency Ratio Trends Drivers Of Expense Change Quarter-Over-Quarter Dollars in millions 102.4% 70.5% 79.0% 60.3% 74.2% 60.2% 55.0% 5.0% 75.0% 85.0% 95.0% 105.0% 1 Q 1 3 2 Q 1 3 3 Q 1 3 4 Q 1 3 1 Q 1 4 2 Q 1 4 3 Q 1 4 4 Q 1 4 1 Q 1 5 2 Q 1 5 3 Q 1 5 4 Q 1 5 1 Q 1 6 2 Q 1 6 3 Q 1 6 4 Q 1 6 C o re T an gi b le E ff ic ie n cy R at io Efficiency Ratio Core Tangible Efficieny Ratio (TE) Core Tangible Efficiency Ratio (TE) Trailing 12 Months $130.0 $135.0 $140.0 $145.0 $150.0 $155.0 Core Non- Interest Expense 3Q16 Credit & Loan Related Phantom Stock Incentives Computer Services Health Care Costs Mortgage Commission Occupancy Expense FDIC Insurance Legal And Professional Marketing Expense All Other Operating Changes Core Non- Interest Expense 4Q16 Total Non- Core Expense Total Non- Interest Expense 4Q16 $133.6 $138.1 $1.5 $1.5 $0.9 ($2.7) ($1.7) ($1.0) ($1.0) ($0.8) ($0.7) ($0.5) $18.0$151.6 $ in Millions

13 • High single-digit loan growth at consolidated level • Headwinds to loan growth from risk-off trade to decline materially • Mid-single-digit deposit growth • Net interest margin will improve as excess liquidity is deployed • Amortization expense associated with the FDIC indemnification asset, which was previously expected to be approximately $8 million in 2017, will no longer be amortized and will positively impact the net interest margin beginning in 2017 • Overall credit metrics expected to improve throughout 2017 • Provision expense will decline from 2016 levels in conjunction with improving credit within the energy portfolio • Non-interest income is expected to show minimal growth in 2017 over 2016 • Continued cost containment with core tangible efficiency ratio below 60% • Tax rate is expected to be approximately 34% assuming no change in the statutory rate • Excess capital will have a monthly three cent EPS drag until the capital is fully deployed from cash • Based on asset sensitivity modeling, future increases in the Fed funds rate is estimated to increase quarterly EPS by five cents for each 25 basis point increase The Company’s guidance is subject to risks, uncertainties, and assumptions which could, individually or in aggregate, cause actual results or financial condition to differ materially from those anticipated above. Reference is made to “Caution About Forward-Looking Statements” in the earnings release which also applies to this guidance. Guidance And Key Assumptions

14 “Risk-Off” Focus • Purpose: reduce current exposures to avoid future potential loss exposures (though some near-term cost) • $797 million in cumulative risk-off trade since the beginning of 2015 • An estimated pre-tax opportunity cost of $5.5 million during 2015, $15.1 million for the full year of 2016, and $0.07 EPS after-tax in 4Q16 • Percentage of total loans at December 31, 2016:  Energy loans equal 3.7%  Indirect Auto loans equal 0.9%  Multi-Family loans equal 2.9%  Construction and Land loans equal 6.1% (45% of Total Risk Based Capital*)  Non-Owner Occupied CRE equals 27% (200% of Total Risk Based Capital*) Highlights Risk Off Trend (Period-End) Dollars in millions ($38) mm, -6% ($23) mm, -15% ($9) mm, -4% Linked Qtr Change * Preliminary; based on bank-level capital -$900 -$800 -$700 -$600 -$500 -$400 -$300 -$200 -$100 $0 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 ($30) ($74) ($116) ($151) ($184) ($215) ($243) ($266) ($61) ($93) ($161) ($200) ($149) ($219) ($281) ($319) ($47) ($57) ($74) ($91) ($126) ($154) ($203) ($212)Cu m u la ti ve D ec lin e Si n ce Y ea r- En d 201 4 Cumulative Decline In Risk Off Assets Acadiana Loans Energy Loans Indirect Loans ($138) ($224) ($351) ($442) $ in Millions ($459) ($588) ($727) ($797)

15 Continued Resolution of Energy Portfolio Highlights Energy Loan Portfolio Asset Quality Declining Energy Loan Balances Energy-Related Criticized Assets • Energy-related loans equated to 3.7% of total loans, down $38 million, or 6%, compared to 9/30/16 • 86% of energy-related loan balances on non-accrual remain current with their payments • Resolution of energy credits continues as they “roll down the conveyor belt” • Classified energy-related loans decreased $16.5 million, or 7%; equated to 42% of energy loans • Criticized energy-related loans decreased $1.7 million, or less than 1%; equated to 57% of energy loans • Energy-related non-accrual loans declined $3 million to $150 million, or 27% of the energy portfolio • Energy provision reversal of $4 million as credit conditions improved in the quarter; $1.5 million energy net charge-offs • Allowance for energy-related loans of $24 million; equal to 4.2% of the energy-related loans outstanding. E&P: $102mm Dollars in millions Services: $48mm Midstream: $0mm $0 $50 $100 $150 $200 $250 $300 $350 $400 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $55 $138 $310 $252 $165 $167 $5 $8 $46 $61 $154 $150 Non-Accrual Loans Criticized Accruing Loans $60 $147 $356 $313 $319 $317 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $456 $430 $380 $336 $314 $370 $328 $301 $291 $272 $254 $263 $261 $250 $231 210 $188 $180 $152 $136 $144 $123 $117 $131 $124 $111 $90 $881 $819 $788 $719 $681 $732 $662 $600 $561 E&P Service Midstream % of Total Loans 7.7% 6.4% 5.6% 5.1% 4.8% 5.0% 4.5% 4.1% 3.7% % Total Energy 16% 32% 52%

16 Continued Strong Credit Results Highlights NPAs To Total Assets Non-Energy-Related NPAs • Continued workout of acquired portfolios • Legacy loans increased $282 million, or 2%, since 9/30/16 • Legacy NPAs/Assets equal to 1.20%, a decrease of 13 basis points on a linked-quarter basis • Legacy loans past due 30 days or more (excluding non- accruals) declined $20 million, or 44%, and equated to 0.20% of total legacy loans at year-end 2016 • Annualized legacy net charge-offs equal to 0.24% of average legacy loans in 4Q16, compared to 0.33% in 3Q16 • Non-energy NPAs were 0.48% of total non-energy assets Dollars in millions Source: SNL Financial – Publicly Traded Bank Holding Companies With Total Assets Between $10 - $30 Billion 1.08% 1.16% 0.48% 2.59% 1.58% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 IBERIABANK IBERIABANK Excl. Energy Avg $10-$30b Peers % $0 $20 $40 $60 $80 $100 $120 $140 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $65 $78 $52 $49 $53 $42 $87 $80 $53 $50 $40 $34 $31 $27 $22 $21 ORE All Other Non-performing Loans $118 $128 $92 $83 $84 $69 $109 $101

17 Credit Quality Trends Energy And Non-Energy Asset Quality $Mill. %Loans $Mill. %Loans $Mill. %Loans $Mill. % Loans $Mill. %Loans Loans Outstandings Energy 732 5.1% 662 4.5% 600 4.0% 561 3.7% (38) -6% Non-Energy 13,720 94.9% 14,061 95.5% 14,325 96.0% 14,504 96.3% 179 1% Total 14,451$ 100.0% 14,723$ 100.0% 14,924$ 100.0% 15,065$ 100.0% 140$ 1% Net Charge-Offs Energy - 0.00% 8 4.44% 7 4.39% 1 1.02% (5) -79% Non-Energy 4 0.12% 4 0.12% 3 0.09% 6 0.17% 3 89% Total 4$ 0.11% 12$ 0.33% 10$ 0.28% 8$ 0.21% (3)$ -25% Provision 15$ 12$ 12$ 5$ (7)$ -59% Reserve Build 11 (0) 2 (2) (5)$ -210% Coverage Ratio 372% 100% 122% 68% Allowance For Loan Losses Energy 38 5.26% 33 4.99% 28 4.71% 23 4.01% (6) -20% Non-Energy 108 0.79% 114 0.81% 120 0.84% 122 0.84% 2 2% Total 147$ 1.01% 147$ 1.00% 148$ 0.99% 145$ 0.96% (3)$ -2% Loans 30-89 Days Past Due Energy - 0.00% 3 0.46% - 0.00% 2 0.27% 2 n.m. Non-Energy 49 0.36% 48 0.34% 45 0.32% 27 0.19% (18) -39% Total 49$ 0.34% 51$ 0.34% 45$ 0.30% 29$ 0.20% (16)$ -36% NPAs: %Assets %Assets %Assets %Assets Energy 46 6.32% 61 9.19% 154 25.62% 150 26.79% (3) -2% Non-Energy 84 0.43% 69 0.35% 109 0.53% 101 0.48% (8) -8% Total 130$ 0.65% 130$ 0.64% 263$ 1.26% 251$ 1.16% (12)$ -4% 3Q16 Linked Qtr. Chg.1Q16 2Q16 4Q16

APPENDIX

19 Louisiana And Texas MSAs Our Other MSAs Local Market Conditions –MSA Unemployment Trends • Prior to 2014, nearly all unemployment rates below national average • Louisiana markets exhibit seasonality (December peaks) • Recent improvements in many Louisiana markets • Houston and Dallas in downward tandem until year-end 2014 • Many markets are near national average in magnitude and trend • Most MSAs have exhibited an improvement in unemployment rates, though some Alabama markets have shown some deterioration beginning in the summer of 2016 • Unemployment in Mobile remains at elevated level • Lowest unemployment rates in Arkansas MSAs US Average, 4.6% Baton Rouge, 5.1% Houma-Thibodaux, 6.4% Lafayette, 6.8% Lake Charles, 4.9% Monroe, 6.2% New Orleans, 5.5% Shreveport, 6.5% Dallas-Fort Worth, 3.7% Houston, 5.1% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% D ec -1 1 M ar -1 2 Ju n- 12 Se p- 12 D ec -1 2 M ar -1 3 Ju n- 13 Se p- 13 D ec -1 3 M ar -1 4 Ju n- 14 Se p- 14 D ec -1 4 M ar -1 5 Ju n- 15 Se p- 15 D ec -1 5 M ar -1 6 Ju n- 16 Se p- 16 M on th ly U ne m pl oy m en t R at es (S ea so na lly A dj us te d) LA And TX MSAs US Average Baton Rouge Houma-Thibodaux Lafayette Lake Charles Monroe New Orleans Shreveport Dallas-Fort Worth Houston US Average, 4.6% Birmingham, 5.6% Huntsville, 5.4% Mobile, 7.2% Fayetteville-Springdale, 2.9% Jonesboro, 3.5% Little Rock, 3.6% Jacksonville, 4.8% Miami-Ft. Laud., 5.0% Naples, 5.0% Sarasota-Bradenton, 4.7% Orlando, 4.5% Tampa-St. Pete., 4.7% Atlanta, 5.1% Memphis, 5.3% 2.5% 3.5% 4.5% 5.5% 6.5% 7.5% 8.5% 9.5% D ec -1 1 M ar -1 2 Ju n- 12 Se p- 12 D ec -1 2 M ar -1 3 Ju n- 13 Se p- 13 D ec -1 3 M ar -1 4 Ju n- 14 Se p- 14 D ec -1 4 M ar -1 5 Ju n- 15 Se p- 15 D ec -1 5 M ar -1 6 Ju n- 16 Se p- 16 M on th ly U ne m pl oy m en t R at es (S ea so na lly A dj us te d) AL, FL, GA, and TN MSAs US Average Birmingham Huntsville Mobile Fayetteville-Springdale Jonesboro Little Rock Fort Myers Jacksonville Miami-Ft. Laud. Naples Sarasota-Bradenton Orlando Tampa-St. Pete. Atlanta Memphis

20 Total Loans Strong Market Growth And Diversification • 4Q16 loan growth in 59% of our markets • Acadiana and Houston each account for 9% of total loans • Strongest 4Q16 market loan growth in:  Atlanta  Tampa  Dallas  Baton Rouge Total Deposits • Indirect and Texas energy deposits account for only 3% of total deposits • Florida, Acadiana, and New Orleans account for over half of deposits • Deposit growth in 70% of our markets in 4Q16 • Strongest 4Q16 market deposit growth in:  New Orleans  Acadiana  Houston  Florida Keys Alabama, 10% Arkansas, 7% Florida, 20% Tennessee, 4% Georgia, 7% New Orleans, 12% Acadiana, 9% Baton Rouge, 6% Other Louisiana, 5% Houston, 9% Dallas, 4% Indirect, 1% Energy, 4%All Other, 5% Alabama, 7% Arkansas, 8% Florida, 28% Tennessee, 2% Georgia, 5%New Orl ans, 11% Acadiana, 16% Baton Rouge, 4% Other Louisiana, 7% Houston, 5% Dallas, 3% Indirect, 0% Energy, 3%

21 Seasonal Influences Legacy Loan Growth • Loan growth typically softer in first quarter, stronger in second quarter and somewhat slower in the third quarter • Mortgage and title income typically are softer in fourth and first quarters and stronger in second and third quarters • Payroll taxes and retirement contributions decrease ratably throughout the year Dollars in millions Seasonal Revenue Trends Seasonal Expense Trends -$50 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 $550 $600 M ar -0 4 Ju n- 04 S ep -0 4 D ec-0 4 M ar -0 5 Ju n- 05 S ep -0 5 D ec-0 5 M ar -0 6 Ju n- 06 S ep -0 6 D ec-0 6 M ar -0 7 Ju n- 07 S ep -0 7 D ec-0 7 M ar -0 8 Ju n- 08 S ep -0 8 D ec-0 8 M ar -0 9 Ju n- 09 S ep -0 9 D ec-0 9 M ar -1 0 Ju n- 10 S ep -1 0 D ec-1 0 M ar -1 1 Ju n- 11 Se p- 11 D ec-1 1 M ar -1 2 Ju n- 12 S ep -1 2 D ec-1 2 M ar -1 3 Ju n- 13 S ep -1 3 D ec-1 3 M ar -1 4 Ju n- 14 S ep -1 4 D ec-1 4 M ar -1 5 Ju n- 15 S ep -1 5 D ec-1 5 M ar -1 6 Ju n- 16 S ep -1 6 D ec-1 6 6 70 (15) 39 37 61 23 123 (5) 115 14 107 64 173 149 338 246 362 243 568 165 489 181 411 338 282 Pe rio d- En d Qu ar te rly Le ga cy Lo an G ro w th $ in Millions First Quarter Growth Other Quarter Growth $0 $2 $4 $6 $8 $10 $12 $14 $16 $18 $20 $22 $24 $26 $28 $30 $32 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 Q 5 2Q15 3Q15 4Q 5 1Q16 2Q16 3Q 6 4Q16 $19 $18 $15 $12 $10 $14 $14 $14 $18 $25 $21 $17 $20 $26 $22 $16 $5 $6 $5 $4 $4 $5 $6 $5 $5 $6 $7 $5 $5 $6 $6 $5 N on -In te rest In co me ($ in M ill io ns ) $ in Millions Title Revenues Mortgage Revenues $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 $7.0 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 $4.6 $3.4 $2.8 $2.5 $4.3 $3.4 $3.3 $2.8 $4.9 $4.3 $4.1 $3.4 $5.4 $4.2 $3.3 $3.2 $0.5 $0.8 $0.3 0.2 $0.6 $0.5 $0.4 $0.4 $0.7 $0.4 $0.5 $0.4 $0.6 $0.6 $0.5 $0.4 Ex pe nses ($ in M ill io ns ) Millions Retirement Contributions Payroll Taxes

Non-Interest Income And Expense Trend Details

Non-interest Income ($ millions)	4Q15	1Q16	2Q 16	3Q 16	4Q 16	4Q16 vs. 3Q16 $ Change	4Q16 vs. 3Q16 % Change
Service Charges on Deposit Accounts	$ 11.4	$ 11.0	$ 10.9	$ 11.1	$ 11.2	$ 0.1	1%
ATM / Debit Card Fee Income	3.6	3.5	3.6	3.5	3.6	0.1	3%
BOLI Proceeds and CSV Income	1.1	1.2	1.4	1.3	1.3	0.0	1%
Mortgage Income	16.8	19.9	26.0	21.8	16.1	(5.7)	-26%
Title Revenue	5.4	4.7	6.1	6.0	5.3	(0.7)	-11%
Broker Commissions	4.1	3.8	3.7	3.8	4.0	0.2	5%
Other Non-interest Income	9.9	11.5	11.3	12.3	11.7	(0.6)	-5%
Non-interest income (Excluding non-core income)	**$ 52.3**	**$ 55.6**	**$ 63.0**	**$ 59.8**	**$ 53.2**	**$ (6.6)**	**-11%**
Gain (Loss) on Sale of Investments, Net	-	0.2	1.8	-	-	-	0%
Other Non-core income	0.2	-	-	-	-	-	0%
Total Non-interest Income	**$ 52.5**	**$ 55.8**	**$ 64.8**	**$ 59.8**	**$ 53.2**	**$ (6.6)**	**-11%**

Non-interest Expense ($ millions)	4Q15	1Q16	2Q 16	3Q 16	4Q 16	4Q16 vs. 3Q16 $ Change	4Q16 vs. 3Q16 % Change
Mortgage Commissions	$ 4.9	$ 4.6	$ 7.3	$ 6.9	$ 5.2	$ (1.7)	-25%
Hospitalization Expense	5.5	5.6	5.3	6.6	3.9	(2.7)	-41%
Other Salaries and Benefits	71.2	70.1	72.3	71.5	71.6	0.1	0%
Salaries and Employee Benefits	$ 81.6	$ 80.3	$ 85.0	$ 85.0	$ 80.7	$ (4.3)	-5%
Credit/Loan Related	2.5	2.7	2.9	1.9	3.4	1.5	77%
Occupancy and Equipment	16.9	16.9	16.8	16.5	15.6	(1.0)	-6%
Amortization of Acquisition Intangibles	1.8	2.1	2.1	2.1	2.1	(0.0)	-1%
All Other Non-interest Expense	31.3	32.9	32.7	32.5	31.8	(0.7)	-2%
Noninterest Expense (Excluding Non-Core Exp.)	**$ 134.1**	**$ 134.9**	**$ 139.4**	**$ 138.1**	**$ 133.6**	**$ (4.6)**	**-3%**
Severance	1.8	0.5	0.1	-	0.2	0.2	100%
Impairment of Long-lived Assets, net of gains on sales	3.4	1.0	(1.3)	-	(0.5)	(0.5)	100%
Loss on early termination of loss share agreements	-	-	-	-	17.8	17.8	100%
Consulting and Professional	-	-	0.6	-	-	-	0%
Other Non-interest Expense	(0.2)	1.1	0.6	-	-	-	0%
Merger-Related Expenses	(0.2)	-	-	-	0.5	0.5	100%
Total Non-interest Expense	**$ 139.0**	**$ 137.5**	**$ 139.5**	**$ 138.1**	**$ 151.6**	**$ 13.4**	**10%**
Tangible Efficiency Ratio - excl Non-Core-Exp	61.1%	60.3%	60.0%	60.1%	60.3%		

Dollars in millions

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IBERIABANK Corporation

23 GAAP And Non-GAAP Cash Margin • Adjustments represent accounting impacts of purchase discounts on acquired loans and related accretion as well as the indemnification asset and related amortization on the covered portfolio Dollars in millions Balances, As Reported Adjustments As Adjusted Non-GAAP 4Q15 Average Balance 17,688$ 87$ 17,775$ Income 161.1$ (10.7)$ 150.4$ Rate 3.64% -0.29% 3.38% 1Q16 Average Balance 17,873$ 86$ 17,959$ Income 161.4$ (6.5)$ 154.9$ Rate 3.64% -0.16% 3.48% 2Q16 Average Balance 18,155$ 84$ 18,239$ Income 162.8$ (8.6)$ 154.2$ Rate 3.61% -0.20% 3.41% 3Q16 Average Balance 18,521$ 77$ 18,598$ Income 163.4$ (9.1)$ 154.3$ Rate 3.53% -0.22% 3.31% 4Q16 Average Balance 19,349$ 73$ 19,422$ Income 161.7$ (8.4)$ 153.3$ Rate 3.34% -0.18% 3.16%

Strong Capital Position

Highlights

- In 3Q15, issued and sold preferred stock with gross proceeds of $80 million; pays cash dividends semi-annually
- In 2Q16, issued and sold preferred stock with gross proceeds of $57.5 million; pays cash dividends quarterly
- In 4Q16, issued and sold 3.6 million shares of common stock at a price of $81.50 per common share, with net proceeds of $280 million
- Preferred stock had a 2016 cost of $8.0 million, or $0.19 negative impact to EPS until fully deployed
- Common stock cost $0.03 negative impact to 4Q16 EPS

Capital Ratios (Preliminary)

IBERIABANK Corporation	3Q16	4Q16	Change	
Common Equity Tier 1 (CET1) ratio	10.14%	11.84%	170	bps
Tier 1 Leverage	9.70%	10.86%	116	bps
Tier 1 Risk-Based	10.90%	12.59%	169	bps
Total Risk-Based	12.49%	14.13%	164	bps
IBERIABANK and Subsidiaries	**3Q16**	**4Q16**	**Change**	
Common Equity Tier 1 (CET1) ratio	10.52%	10.67%	15	bps
Tier 1 Leverage	9.37%	9.21%	(16)	bps
Tier 1 Risk-Based	10.52%	10.67%	15	bps
Total Risk-Based	11.44%	11.56%	12	bps

Share Repurchase Program

- On May 4, 2016, the Company's Board of Directors of the Company authorized the repurchase of up to 950,000 common shares
- To date, 202,506 common shares were purchased at a weighted average price of $57.61 per common share
- During 4Q16, the Company did not repurchase any shares of its common stock

Impact Of Recent Capital Raises On Capital Ratios At Year-End 2016

IBERIABANK Corporation	12/31/16 Capital Ratios Excluding Preferred And Common Issuances	Impact Of 3Q15 Preferred Stock Raise	Impact Of 2Q16 Preferred Stock Raise	Impact Of 4Q16 Common Stock Raise	12/31/16 Capital Ratios
Common Equity Tier 1 (CET1) ratio	10.26%	0.00%	0.00%	1.58%	11.84%
Tier 1 Leverage	8.85%	0.38%	0.27%	1.36%	10.86%
Tier 1 Risk-Based	10.26%	0.44%	0.31%	1.58%	12.59%
Total Risk-Based	11.80%	0.44%	0.31%	1.58%	14.13%

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IBERIABANK Corporation

Reconciliation Of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES [1]

(dollars in thousands)

	For The Quarter Ended								
	June 30, 2016			September 30, 2016			December 31, 2016		
	Dollar Amount			Dollar Amount			Dollar Amount		
	Pre-tax	After-tax [2]	Per share	Pre-tax	After-tax [2]	Per share	Pre-tax	After-tax [2]	Per share
Net Income available to common shareholders (GAAP)	$ 76.3	$ 50.0	$ 1.21	$ 72.6	$ 44.5	$ 1.08	$ 58.2	$ 44.2	$ 1.04
Non-interest income adjustments									
Gain on sale of investments and other non-interest incom	(1.8)	(1.2)	(0.03)	(0.0)	(0.0)	0.00	(0.0)	(0.0)	0.00
Non-interest expense adjustments									
Merger-related expenses	-	-	-	-	-	-	-	-	-
Severance expenses	0.1	0.1	0.00	-	-	-	0.2	0.1	-
Impairment of long-lived assets, net of (gain) loss on sale	(1.3)	(0.8)	(0.02)	-	-	-	(0.5)	(0.3)	(0.01
Loss on early termination of loss share agreements	-	-	-	-	-	-	17.8	11.6	0.28
Other non-operating non-interest expense	1.2	0.8	0.02	-	-	-	0.5	0.3	0.01
Total non-interest expense adjustments	0.1	0.0	(0.00)	-	-	-	18.0	11.7	0.28
Income tax benefits	-	-	-	-	-	-	-	(6.8)	(0.16
Core earnings (Non-GAAP)	74.6	48.8	1.18	72.6	44.5	1.08	76.2	49.0	1.16
Provision for loan losses	11.9	7.7	0.19	12.5	8.1	0.20	5.2	3.4	0.08
Pre-provision core earnings (Non-GAAP)	$ 86.4	$ 56.5	1.37	$ 85.1	$ 52.6	1.28	$ 81.3	$ 52.4	1.24

(1) Per share amounts may not appear to foot due to rounding.
(2) After-tax amounts estimated based on a 35% marginal tax rate.

- No material non-core income in 4Q16
- Non-core expenses equal to $18.0 million pre-tax, or $0.28 EPS after-tax
- Non-core tax benefit of $6.8 million, or $0.16 EPS after-tax

Dollars in millions

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IBERIABANK Corporation